EXHIBIT 99.1

ACME UNITED CORPORATION            NEWS RELEASE
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                            CONTACT: Paul G. Driscoll
                             Acme United Corporation
                    60 Round Hill Road   Fairfield, CT  06824
                   Phone: (203) 254-6060   FAX: (203) 254-6521
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                                         FOR IMMEDIATE RELEASE December 19, 2008
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ACME UNITED CORPORATION ANNOUNCES STOCK BUYBACK

         FAIRFIELD, CONN. - December 19, 2008 - Acme United Corporation (AMEX:ACU) announced today that its Board of Directors approved a new stock repurchase program of up to 150,000 common shares.

         Walter C. Johnsen, Chairman and CEO, said, "We are pleased to announce this buy-back program as it demonstrates management's commitment to build long term shareholder value."

         There were 3,343,368 shares outstanding as of December 15, 2008.

         ACME UNITED CORPORATION is an innovative supplier of cutting devices, measuring instruments, and safety products for school, home, office, hardware and industrial use. Its leading brands include Westcott(R), Clauss(R), and PhysiciansCare (R).

         Forward-looking statements in this report, including without limitation, statements related to the Company's plans, strategies, objectives, expectations, intentions and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties including without limitation the following: (i) the Company's plans, strategies, objectives, expectations and intentions are subject to change at any time at the discretion of the Company; (ii) the Company's plans and results of operations will be affected by the Company's ability to manage its growth, and (iii) other risks and uncertainties indicated from time to time in the Company's filings with the Securities and Exchange Commission.


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